                                                                  EXHIBIT (b)(2)

                                  CONFIDENTIAL

                  MATERIAL PRESENTED TO THE SPECIAL COMMITTEE

                                       OF

                           THE BOARD OF DIRECTORS OF

                                   FINA, INC.

                            ------------------------

                                AT A MEETING ON

                               FEBRUARY 17, 1998

                            ------------------------

     The following pages contain material that was provided to the Special Committee of the Board of Directors of Fina, Inc. in the context of a meeting of the Special Committee to evaluate the transactions described in this Schedule 13E-3 and the Proxy Statement/Prospectus included in the Registration Statement on Form F-4 filed by PetroFina on the date hereof. Certain information contained in this material was obtained from Fina, Inc. and PetroFina and from other sources. Any estimates and projections contained herein have been prepared by the management of Fina, Inc. and/or PetroFina and involve numerous and significant subjective determinations, which may or may not be correct. Neither Fina, Inc., nor PetroFina, nor Goldman, Sachs & Co. expects to update or otherwise revise the accompanying materials.

CHRONOLOGY OF EVENTS

- FEBRUARY 25, 1997 PetroFina announced its intention to purchase the remaining 14.2% of Fina's outstanding shares it did not already own for $266 million, or $60 per share. The Company also announced it will seek a listing on the New York Stock Exchange in order to gain improved access to capital markets in the U.S. PetroFina's Board of Directors formed a Special Committee to evaluate the proposal and to assist PetroFina in determining the structure of the consideration.

- APRIL 1997 Fina presents a revised three year corporate plan to PetroFina

- SEPTEMBER 1997 Fina announces 40%/60% joint venture with BASF Corp. to build and operate an $800 million steam cracker

- NOVEMBER 1997 Fina presents a revised three year corporate plan to PetroFina

- DECEMBER 1997 PetroFina proposes $60 per share in cash and a warrant security on the underlying PetroFina ADR stock (exercise price of $42.25; 0.8224:1 exchange ratio; 3-year term)

- FEBRUARY 1998 The PetroFina proposal currently under consideration includes:

     -- $60 per share in cash

     -- 4,420,000 warrants issued

     -- Exercise price of $42.25 per ADR

     -- 0.9:1 exchange ratio

     -- Warrants exerciseable at any time (American style) for a 5 year term

SUMMARY OF REVISED OFFER

- $60 PER SHARE IN CASH PLUS:

- 4,420,000 warrants issued

- Convertible into 3,978,000 PetroFina ADRs

     -- 1 warrant exercisable into 0.9 ADRs

     -- At 10 ADRs per PetroFina SA share, warrants equivalent to 397,800 SA shares

- Exercise price of $42.25 per ADR

- Warrants exercisable at any time (American style) for 5 years

- Registered upon issuance on New York Stock Exchange or American Stock Exchange

- Standard anti-dilution provisions

                        WARRANT VALUATION SENSITIVITIES
                          ADR PRICE VS. VOLATILITY(a)

[CAPTION]

                                                              OPTION VALUE
                                                               ADR PRICE
                            --------------------------------------------------------------------------------
                                    $ 32       $ 33       $ 34       $ 35       $ 36       $ 37       $ 38
                                               ------------------------------------------------
                             18%    2.75       3.21       3.67       4.21       4.75       5.32       5.94
                             19%    2.99       3.46       3.93       4.47       5.02       5.60       6.22
                             20%    3.24       3.71       4.19       4.74       5.31       5.87       6.51
                             21%    3.48       3.97       4.46       5.01       5.58       6.15       6.79
                             22%    3.73       4.22       4.72       5.28       5.86       6.43       7.07
                             23%    3.97       4.48       4.98       5.55       6.13       6.72       7.34
                             24%    4.22       4.73       5.25       5.81       6.41       7.00       7.62
                             25%    4.47       4.99       5.51       6.08       6.68       7.29       7.89
                             26%    4.71       5.25       5.78       6.34       6.96       7.56       8.18
                            --------------------------------------------------------------------------------

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[CAPTION]

                                                            WARRANT VALUE(b)
                                                               ADR PRICE
                            --------------------------------------------------------------------------------
                                    $ 32       $ 33       $ 34       $ 35       $ 36       $ 37       $ 38
                                               ------------------------------------------------
                             18%    2.48       2.89       3.30       3.79       4.28       4.79       5.35
                             19%    2.69       3.11       3.54       4.02       4.52       5.04       5.60
                             20%    2.92       3.34       3.77       4.27       4.78       5.28       5.86
                             21%    3.13       3.57       4.01       4.51       5.02       5.54       6.11
                             22%    3.36       3.80       4.25       4.75       5.27       5.79       6.36
                             23%    3.57       4.03       4.48       5.00       5.52       6.05       6.61
                             24%    3.80       4.26       4.73       5.23       5.77       6.30       6.86
                             25%    4.02       4.49       4.96       5.47       6.01       6.56       7.10
                             26%    4.24       4.73       5.20       5.71       6.26       6.80       7.36
                            --------------------------------------------------------------------------------

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ASSUMPTIONS
---------------------------------------------------------
Black Scholes valuation of an American style option using current yield curve.

Assumes issuance of 4,420,000 warrants convertible into 3,978,000 PetroFina
ADRs.

Assumes an effective date of April 1, 1998, a strike price of $42.25 and an expiration date of April 1, 2003.

Note: Option value at PetroFina ADR price of $35.125 (February 10, 1998) equals
      $5.35 ($4.82 in warrant value).

(a) Calculated with an assumed yield curve (6/15/98: 5.81%; 12/14/98: 5.77%; 6/14/99: 5.78%; 12/16/99: 5.79%; 6/19/00: 5.82%; 18/18/00: 5.85%; 6/18/01:
    5.88%; 12/17/01: 5.91%; 6/17/02: 5.95%; 12/16/02: 5.98%).
(b) Warrant value represents underlying option times exchange ratio of 0.9.

FINA, INC.
DAILY COMMON STOCK PRICE HISTORY

                Closing
Daily from      Market
2/24/97 to       Price         PetroFina
 2/10/98         (USD)          Offer(a)
2/21/97
2/24/97         50.13            64.82
2/25/97         62.5             64.82
2/26/97         62.25            64.82
2/27/97         62.25            64.82
2/28/97         62.38            64.82
3/3/97          62.25            64.82
3/4/97          62.5             64.82
3/5/97          63               64.82
3/6/97          62.63            64.82
3/7/97          64               64.82
3/10/97         63.25            64.82
3/11/97         63.13            64.82
3/12/97         63.25            64.82
3/13/97         63.13            64.82
3/14/97         63.13            64.82
3/17/97         63.13            64.82
3/18/97         64.25            64.82
3/19/97         63.75            64.82
3/20/97         64.13            64.82
3/21/97         64.5             64.82
3/24/97         64.5             64.82
3/25/97         65.25            64.82
3/26/97         66               64.82
3/27/97         64.5             64.82
3/28/97         64.5             64.82
3/31/97         63.5             64.82
4/1/97          63.75            64.82
4/2/97          63.5             64.82
4/3/97          63.5             64.82
4/4/97          63.5             64.82
4/7/97          63.5             64.82
4/8/97          64               64.82
4/9/97          63.88            64.82
4/10/97         63.75            64.82
4/11/97         65               64.82
4/14/97         64.88            64.82
4/15/97         64.88            64.82
4/16/97         64.75            64.82
4/17/97         64.75            64.82
4/18/97         64.75            64.82
4/21/97         64.88            64.82
4/22/97         64.75            64.82
4/23/97         64.75            64.82
4/24/97         64.75            64.82
4/25/97         64.75            64.82
4/28/97         64.75            64.82
4/29/97         64.88            64.82
4/30/97         64.5             64.82
5/1/97          65               64.82
5/2/97          65               64.82
5/5/97          65.25            64.82
5/6/97          65               64.82
5/7/97          65               64.82
5/8/97          65.25            64.82
5/9/97          65               64.82
5/12/97         65.38            64.82
5/13/97         65.38            64.82
5/14/97         65.25            64.82
5/15/97         65.25            64.82
5/16/97         65.13            64.82
5/19/97         64.88            64.82
5/20/97         65               64.82
5/21/97         65.75            64.82
5/22/97         66               64.82
5/23/97         66.25            64.82
5/26/97         66.25            64.82
5/27/97         65.63            64.82
5/28/97         66.38            64.82
5/29/97         66.38            64.82
5/30/97         65.94            64.82
6/2/97          66.5             64.82
6/3/97          67.25            64.82
6/4/97          66.5             64.82
6/5/97          66.5             64.82
6/6/97          66.38            64.82
6/9/97          65               64.82
6/10/97         64.5             64.82
6/11/97         64.75            64.82
6/12/97         65               64.82
6/13/97         65               64.82
6/16/97         64.75            64.82
6/17/97         65.25            64.82
6/18/97         64.38            64.82
6/19/97         63.75            64.82
6/20/97         63               64.82
6/23/97         63               64.82
6/24/97         63.5             64.82
6/25/97         63.63            64.82
6/26/97         63.63            64.82
6/27/97         64.25            64.82
6/30/97         63.75            64.82
7/1/97          64.25            64.82
7/2/97          64.5             64.82
7/3/97          64.5             64.82
7/4/97          64.5             64.82
7/7/97          64.56            64.82
7/8/97          65               64.82
7/9/97          65               64.82
7/10/97         64.75            64.82
7/11/97         66               64.82
7/14/97         65.25            64.82
7/15/97         65.13            64.82
7/16/97         65.13            64.82
7/17/97         65.25            64.82
7/18/97         65.13            64.82
7/21/97         65.38            64.82
7/22/97         65.13            64.82
7/23/97         66               64.82
7/24/97         65.63            64.82
7/25/97         66.25            64.82
7/28/97         66.75            64.82
7/29/97         65.5             64.82
7/30/97         65.5             64.82
7/31/97         65.5             64.82
8/1/97          66               64.82
8/4/97          65.63            64.82
8/5/97          66.13            64.82
8/6/97          66.44            64.82
8/7/97          66.38            64.82
8/8/97          65.75            64.82
8/11/97         65.75            64.82
8/12/97         65.88            64.82
8/13/97         66               64.82
8/14/97         65.88            64.82
8/15/97         66.5             64.82
8/18/97         65.75            64.82
8/19/97         66               64.82
8/20/97         66.38            64.82
8/21/97         66.38            64.82
8/22/97         66.44            64.82
8/25/97         66.31            64.82
8/26/97         65.88            64.82
8/27/97         66.44            64.82
8/28/97         66.44            64.82
8/29/97         66               64.82
9/1/97          66               64.82
9/2/97          66.13            64.82
9/3/97          65               64.82
9/4/97          65.38            64.82
9/5/97          65.31            64.82
9/8/97          65.06            64.82
9/9/97          65.25            64.82
9/10/97         65.25            64.82
9/11/97         65.25            64.82
9/12/97         65.25            64.82
9/15/97         65               64.82
9/16/97         64.88            64.82
9/17/97         64.81            64.82
9/18/97         65.25            64.82
9/19/97         64.88            64.82
9/22/97         64.88            64.82
9/23/97         64.81            64.82
9/24/97         66.5             64.82
9/25/97         66.75            64.82
9/26/97         66.5             64.82
9/29/97         67               64.82
9/30/97         66.5             64.82
10/1/97         67.25            64.82
10/2/97         67               64.82
10/3/97         66.25            64.82
10/6/97         67               64.82
10/7/97         67.38            64.82
10/8/97         66.75            64.82
10/9/97         66.63            64.82
10/10/97        66.63            64.82
10/13/97        66.38            64.82
10/14/97        66.31            64.82
10/15/97        66               64.82
10/16/97        66               64.82
10/17/97        65               64.82
10/20/97        65.19            64.82
10/21/97        65               64.82
10/22/97        65               64.82
10/23/97        64.5             64.82
10/24/97        64.5             64.82
10/7/97         64.56            64.82
10/28/97        63               64.82
10/29/97        63.5             64.82
10/30/97        63.5             64.82
10/31/97        63.5             64.82
11/3/97         64               64.82
11/4/97         64.5             64.82
11/5/97         64.75            64.82
11/6/97         65               64.82
11/7/97         65               64.82
11/10/97        65               64.82
11/11/97        64.5             64.82
11/12/97        64.5             64.82
11/13/97        64.75            64.82
11/14/97        64.75            64.82
11/17/97        64.75            64.82
11/18/97        64.75            64.82
11/19/97        64.5             64.82
11/20/97        64.5             64.82
11/21/97        65.25            64.82
11/24/97        65.25            64.82
11/25/97        65.38            64.82
11/26/97        65.38            64.82
11/27/97        65.38            64.82
11/28/97        65.5             64.82
12/1/97         64.5             64.82
12/2/97         64.69            64.82
12/3/97         64.5             64.82
12/4/97         64.63            64.82
12/5/97         64.5             64.82
12/8/97         64.31            64.82
12/9/97         64.38            64.82
12/10/97        64.63            64.82
12/11/97        64.38            64.82
12/12/97        64.38            64.82
12/15/97        64.13            64.82
12/16/97        64               64.82
12/17/97        63.81            64.82
12/18/97        64.63            64.82
12/19/97        64.75            64.82
12/22/97        64.75            64.82
12/23/97        64.38            64.82
12/24/97        64.38            64.82
12/25/97        64.38            64.82
12/26/97        65.25            64.82
12/29/97        65.5             64.82
12/30/97        65               64.82
12/31/97        64               64.82
1/1/98          64               64.82
1/2/98          64.06            64.82
1/5/98          64.25            64.82
1/6/98          63.75            64.82
1/7/98          63.5             64.82
1/8/98          63.13            64.82
1/9/98          62               64.82
1/12/98         61               64.82
1/13/98         60.75            64.82
1/14/98         60.5             64.82
1/15/98         60.75            64.82
1/16/98         60.75            64.82
1/19/98         60.75            64.82
1/20/98         60.5             64.82
1/21/98         60.88            64.82
1/22/98         60.5             64.82
1/23/98         59.63            64.82
1/26/98         59.5             64.82
1/27/98         60.5             64.82
1/28/98         60               64.82
1/29/98         59.88            64.82
1/30/98         59.75            64.82
2/2/98          59.25            64.82
2/3/98          60.44            64.82
2/4/98          60               64.82
2/5/98          59.75            64.82
2/6/98          59.75            64.82
2/9/98          59.5             64.82
2/10/98         59.5             64.82

(a) Assumes underlying ADR price of $35.125 and volatility of 22%.

SUMMARY OF VALUATION BENCHMARKS
NOVEMBER PLAN

                                      LOGO

Note: All estimates based on management's projections from the November plan.
(a) Based on FINA's closing share price of $50.00 as of February 24, 1997, one day prior to the PetroFina announcement.
(b) Based on closing share price as of February 10, 1998 ($59.50).
(c) Assumes underlying ADR price of $35.125, exercise price of $42.25 and volatility of 22% ($64.82).
(d) Based on domestic integrated common stock comparison multiples. The valuation range extends from low to high multiple for each valuation parameter.
(e) Calculated with public market multiples weighted by earnings/cash flows from E&P, R&M and chemical segments. The valuation range extends from low to high multiple for each valuation parameter.
(f) Low end of range reflects the present value, at an 11.0% discount rate, of FINA's projected free cash flows for the period 1997-1999 and 14.0% for the period 2000-2001. Cash flows and terminal value based on a multiple of 5.5x LTM DCF. High end of range reflects the present value of the same cash flows and terminal value assumption discounted at rates of 9.0% and 12.0%, respectively, adjusted by net impact of Steam Cracker Investment over 1997-2015 period, using same assumptions (approximately $4.00 to $6.00 per share).
(g) Low end of range represents the present value, at a 12.0% discount rate, of FINA's projected year 2000 and 2001 share prices based on a multiple of 9.0x LTM net income. High end of range reflects the present value, at a 12.0% discount rate, of FINA's projected year 2000 and 2001 share prices based on a multiple of 11.0x LTM net income.
(h) Low end of range represents the price at which there is no dilution to PetroFina's 1998E EPS assuming no synergies and a goodwill amortization period of 5 years. High end of range reflects the price at which there is no dilution to PetroFina's 1998E EPS assuming no synergies and a goodwill amortization period of 20 years.

SUMMARY OF VALUATION BENCHMARKS

                                                          APRIL PLAN           NOVEMBER PLAN
                                                      -------------------   -------------------
                                                         JUNE 5, 1997        FEBRUARY 13, 1998
                                                           UPDATE(a)             UPDATE(b)
                   STOCK PRICE(c)                           $67.25                $59,50
                VALUATION BENCHMARKS                  LOW   MEDIAN   HIGH   LOW   MEDIAN   HIGH
-----------------------------------------------------------------------------------------------
Domestic Integrated Companies
     1998E DCF                                        $62    $69     $75    $54    $65     $73
     1998E P/E                                         78     86      94     65     72      83
Weighted-Average Public Companies
     1998E DCF                                         NA     NA      NA    $63    $69     $78
     1998E P/E                                         NA     NA      NA     66     74      81
DCF Analysis                                          $60     NM     $68    $53     NM     $60
PV of Future Stock Prices
     2000E                                            $56     NM     $69    $47     NM     $57
     2001E                                             67     NM      81     63     NM      77
100% Cash Purchase 1998 EPS Breakeven                 $55     NM     $80    $53     NM     $73
100% Stock Purchase 1998 EPS Breakeven                 51     NM      66     47     NM      56

(a) Based on April 1997 projections and prior Special Committee presentation.
(b) Based on November 1997 projections.
(c) As of June 3, 1997 and February 10, 1998, respectively.